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Exhibit 99.2

M A C K-C A L I    R E A L T Y    C O R P O R A T I O N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz	Virginia Sobol
	Executive Vice President	Vice President, Marketing
	and Chief Financial Officer	and Public Relations
	(908) 272-8000	(908) 272-8000

MACK-CALI REALTY CORPORATION
ANNOUNCES THIRD QUARTER RESULTS

        CRANFORD, NEW JERSEY—November 6, 2003—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the third quarter 2003.

        Highlights of the quarter include:

  •
  Reported FFO per diluted share of $0.96.

  •
  Reported net income per diluted share of $0.84.

  •
  Sold investment in New Jersey joint venture office property for a gain of $23.1 million.

  •
  Acquired three office properties aggregating 202,184 square feet for $24.5 million.

  •
  Declared $0.63 per share quarterly common stock dividend.

FINANCIAL HIGHLIGHTS

        Funds from operations (FFO) available to common shareholders for the quarter ended September 30, 2003 amounted to $69.6 million, or $0.96 per share, versus $72.6 million, or $1.01 per share, for the quarter ended September 30, 2002. For the nine months ended September 30, 2003, FFO available to common shareholders amounted to $209.2 million, or $2.91 per share, versus $213.5 million, or $2.98 per share, for the same period last year.

        Net income available to common shareholders for the third quarter 2003 equaled $50.4 million, or $0.84 per share, versus $34.2 million, or $0.59 per share, for the same quarter last year, a per share increase of 42.4 percent. For the nine months ended September 30, 2003, net income available to common shareholders equaled $114.0 million, or $1.96 per share, versus $109.9 million, or $1.91 per share, for the same period last year, an increase of 2.6 percent on a per share basis.

        Total revenues for the third quarter 2003 increased 3.6 percent to $147.4 million as compared to $142.3 million for the same quarter last year.

        For the nine months ended September 30, 2003, total revenues amounted to $440.7 million, an increase of 3.6 percent over total revenues of $425.4 million for the same period last year.

        All per share amounts presented above are on a diluted basis; basic earnings per share is included in the financial tables accompanying this press release.

        The Company had 58,182,631 shares of common stock, 10,000 shares of cumulative redeemable perpetual preferred stock, 7,795,498 common operating partnership units and 215,456 $1,000-face-value preferred operating partnership units outstanding as of quarter end.

        The outstanding preferred units are convertible into 6,218,066 common operating partnership units. Assuming conversion of all preferred units into common units, the Company had a total of 72,196,195 shares/common units outstanding at September 30, 2003.

        As of September 30, 2003, the Company had total indebtedness of approximately $1.6 billion, with a weighted average annual interest rate of 7.10 percent. Mack-Cali had a total market capitalization of $4.5 billion and a debt-to-undepreciated assets ratio of 38.5 percent at September 30, 2003. The Company had an interest coverage ratio of 3.4 times for the quarter ended September 30, 2003.

        Mitchell E. Hersh, chief executive officer, commented, "While the nation's economic climate continues to be challenging, Mack-Cali had a strong quarter of leasing—with over 1.2 million square feet of transactions—and made significant progress in strengthening our presence in our core Northeast markets."

        The following is a summary of the Company's recent activity:

ACQUISITIONS

        During the quarter, the Company acquired three office properties, aggregating 202,184 square feet, for approximately $24.5 million, as follows:

  •
  In August, the Company acquired 3 Odell Plaza, a 71,065 square-foot office/flex building in Yonkers, New York. The property, located at Mack-Cali's South Westchester Executive Park, was purchased from the Schott Corporation for approximately $6 million. Simultaneously, the Company announced that Montefiore Medical Center leased 44,590 square feet for 15 years at the property. In addition, the seller of the property, Schott Corporation, signed a 10-year lease for 16,815 square feet for its U.S. corporate headquarters at Mack-Cali's 555 Taxter Road property in Taxter Corporate Park in Elmsford, New York;

  •
  In September, the Company acquired 4 Sentry Parkway, a 63,930 square-foot class A office building located in the Sentry Park office campus in Blue Bell, Pennsylvania for approximately $10.2 million; and

  •
  Also in September, the Company acquired 14 Commerce Drive, a 67,189 square-foot office building located in Cranford, New Jersey, for approximately $8.3 million.

SALES ACTIVITY

        On September 29, 2003, the Company sold its interest in American Financial Exchange LLC, a joint venture which developed Harborside Financial Center Plaza 10, a 577,575 square-foot class A office building 100 percent pre-leased to Charles Schwab & Co., which is located in Jersey City, New Jersey. The Company received approximately $162.1 million in net sales proceeds from the transaction, which it used primarily to repay outstanding borrowing under its revolving credit facility. The Company recognized a gain on the sale of approximately $23.1 million, which is recorded in gain on sale of investment in unconsolidated joint venture for the three and nine months ended September 30, 2003. The Company will continue to manage the property for the new owner.

        More recently in October, the Company sold Riverview Tower, a 248,153 square-foot office building located in San Antonio, Texas, for approximately $11.025 million.

FINANCING ACTIVITY

        In September, the Company's Board of Directors declared a cash dividend of $0.63 per common share (indicating an annual rate of $2.52 per common share) for the third quarter 2003, which was paid on October 20, 2003 to shareholders of record as of October 3, 2003. The Board of Directors also declared a cash dividend of $0.50 per depositary share, each representing 1/100th of a share of 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share) for the period July 15, 2003 through October 14, 2003. The preferred stock dividend was paid on October 15, 2003 to shareholders of record as of October 3, 2003.

LEASING INFORMATION

        Mack-Cali's consolidated portfolio of stabilized operating properties, before the effect of adding Harborside Financial Center Plaza 5, was 92.0 percent leased at September 30, 2003, compared to 92.2 percent leased at June 30, 2003. Adding, for the first time, Plaza 5 (56.2 percent leased at quarter end previously classified as a development property in lease up) resulted in a decrease of 1.3 percent in the Company's consolidated portfolio of stabilized operating properties to 90.7 percent at September 30, 2003.

        For the quarter ended September 30, 2003, the Company executed 183 leases totaling 1,242,817 square feet, consisting of 766,848 square feet of office space, 331,587 square feet of office/flex space and 144,382 square feet of industrial/warehouse space. Of these totals, 444,398 square feet were for new leases and 798,419 square feet were for lease renewals and other tenant retention transactions.

        Highlights of the quarter's leasing transactions include:

  •
  San Mar Laboratories, Inc., a private label manufacturer of cosmetic products, signed a 12-year 122,282 square-foot renewal at 4 Warehouse Lane in Elmsford, New York. The 195,500 square-foot industrial/warehouse property, located in the Elmsford Distribution Center, is 100 percent leased.

  •
  ClubCorp, Inc., an owner/operator of private golf and business clubs, signed a 12-year renewal for 88,256 square feet at 3030 LBJ Freeway in Dallas, Texas. The 367,018 square-foot class A office property is 81.6 percent leased.

  •
  Rock Bottom Restaurants, Inc. a national restaurant owner and operator, signed a renewal and expansion totaling 39,322 square feet at 248 Centennial Parkway in Louisville, Colorado. The transaction expands the tenant's existing lease by 16,326 square feet for five years. Rock Bottom Restaurants now leases 100 percent of the building.

  •
  Citigroup Global Markets, Inc., a division of financial services provider Citigroup, Inc., renewed its lease for 26,834 square feet at 150 JFK Parkway in Short Hills, New Jersey for 10 years. The 247,476 square-foot class A office building is 98.7 percent leased.

  •
  Coram Alternate Site Services, a provider of home health care, leased 36,370 square feet at two office/flex buildings at Mack-Cali Commercenter in Totowa, New Jersey. The company renewed its lease for 26,125 square feet at 11 Commerce Way for five years and signed a new lease for 10,245 square feet at 20 Commerce Way for six years. Both buildings are 100 percent leased.

  •
  Cap Gemini Telecom Media & Networks U.S., Inc., a division of Cap Gemini Ernst & Young, renewed its lease for 23,175 square feet at 100 Walnut Avenue in Clark, New Jersey for a term of five years. The 182,555 square-foot class A office property is 100 percent leased.

  •
  The Artina Group, Inc., a distributor of software-compatible forms, renewed its lease for 22,141 square feet at 250 Clearbrook Road in the Cross Westchester Executive Park in Elmsford, New York for five years. The 155,000 square-foot office/flex building is 95.1 percent leased.

  •
  National Association of Securities Dealers, Inc. (NASD), a private-sector provider of financial regulatory services, signed a 10-year lease transaction totaling 19,832 square feet. The deal represented a 13,932 square-foot renewal and expansion of 5,900 square feet at 581 Main Street in Woodbridge, New Jersey. The 200,000 square-foot class A office property is 100 percent leased.

  •
  WithumSmith+Brown, a public accounting firm, signed a new 10-year lease for 19,407 square feet at 5 Vaughn Drive in Princeton, New Jersey. 5 Vaughn Drive, a 98,500 square-foot class A office property, is 98.1 percent leased.

        Also during the third quarter 2003, the Company signed a new five-year lease with Moody's Investors Service, Inc. for 43,344 square feet at Harborside Financial Center Plaza 5 in Jersey City, New Jersey. More recently, the Company signed a new lease at Plaza 5 with the Office of Thrift Supervision, a bureau of the U.S. Department of Treasury, for 20,664 square feet which brought the 980,000 square-foot class A office property to 58.3 percent leased.

        Included in the Company's Supplemental Operating and Financial Data for the third quarter 2003 are schedules highlighting the leasing statistics for both the Company's consolidated and joint venture properties.

        The supplemental information is available on Mack-Cali's web site, as follows: http://www.mack-cali.com/graphics/shareholders/pdfs/3rd.quarter.sp.03.pdf.

ADDITIONAL INFORMATION

        The Company expressed comfort with net income and FFO per diluted share for the fourth quarter and full year 2004, as follows:

	Fourth Quarter			Full Year
	2003		Range	2004		Range
Net income available to common shareholders	$0.45	—	$0.46	$1.96	—	$2.06
Add: Real estate-related depreciation and amortization	0.41	—	0.42	1.68	—	1.72
Funds from operations available to common shareholders	$0.86	—	$0.88	$3.64	—	$3.78

        These estimates reflect management's view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections.

        An earnings conference call with management is scheduled for today, November 6, 2003, at 11:00 a.m. Eastern Time, which will be broadcast live via the Internet at: http://www.corporate-ir.net/ireye/irsite.zhtml?ticker=CLI&script=1010&itemid=797301

        The live conference call is also accessible by calling (312)461-1932 and requesting the Mack-Cali conference call.

        The conference call will be rebroadcast on Mack-Cali's website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on November 6, 2003 through November 13, 2003. A replay of the call will also be accessible during the same time period by calling (719)457-0820 and using the pass code 591630.

        Copies of Mack-Cali's Form 10-Q and Supplemental Operating and Financial Data for the third quarter 2003 are available on Mack-Cali's website, as follows:

        Third Quarter 2003 Form 10-Q: http://www.mack-cali.com/graphics/shareholders/pdfs/3rd.quarter.10q.03.pdf

        Third Quarter 2003 Supplemental Operating and Financial Data: http://www.mack-cali.com/graphics/shareholders/pdfs/3rd.quarter.sp.03.pdf

        In addition, these items are available upon request from:

  Mack-Cali Investor Relations Dept.
  11 Commerce Drive, Cranford, NJ 07016-3501
  (908)272-8000 ext. 2484

INFORMATION ABOUT FFO

        Funds from operations ("FFO") is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from extraordinary items and sales of depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance between equity REITs. FFO should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity. FFO presented herein is not necessarily comparable to FFO presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company's FFO is comparable to the FFO of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts ("NAREIT"). A reconciliation of net income to FFO is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

        Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 265 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 28.5 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,100 tenants.

        Additional information on Mack-Cali Realty Corporation is available on the Company's website at http://www.mack-cali.com.

        Estimates of future FFO and net income per share are by definition and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws, including Section 21E of the Securities Exchange Act of 1934. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements relate to, without limitation, the Company's future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as "may," "will," "should," "expect," "anticipate," "estimate," "continue," or comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the risks, trends and uncertainties are changes in the general economic conditions, including those affecting industries in which the Company's principal tenants compete; any failure of the general economy to recover timely from the current economic downturn; the extent of any tenant bankruptcies; the Company's ability to lease or re-lease space at current or anticipated rents; changes in the supply of and demand for office, office/flex and industrial/warehouse properties; changes in interest rate levels; changes in operating costs; the Company's ability to obtain adequate insurance, including coverage for terrorist acts; the availability of financing; and other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors which could impact the Company and the statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K. The Company assumes no obligation to update or supplement forward- looking statements that become untrue because of subsequent events.

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts)(unaudited)

	Quarter Ended September 30,
	2003	2002
Base rents	$126,120	$119,779
Escalations and recoveries from tenants	16,285	15,088
Parking and other	4,981	7,441
Total revenues	147,386	142,308
Real estate taxes	16,677	15,112
Utilities	11,658	10,016
Operating services	17,329	16,660
General and administrative	8,661	5,513
Depreciation and amortization	29,511	28,902
Interest expense	28,910	26,429
Interest income	(244)	(742)
Total expenses	112,502	101,890
Income from continuing operations before minority interest and equity in earnings	34,884	40,418
Minority interest in Operating Partnership	(7,535)	(8,301)
Equity in earnings of unconsolidated joint ventures (net of minority interest), net	3,151	1,941
Gain on sale of investment in unconsolidated joint venture (net of minority interest)	20,392	—
Income from continuing operations	50,892	34,058
Discontinued operations (net of minority interest):
Income from discontinued operations	—	(227)
Total discontinued operations, net	—	(227)
Realized gains (losses) and unrealized losses on disposition of rental property (net of minority interest), net	—	401
Net income	50,892	34,232
Preferred stock dividends	(500)	—
Net income available to common shareholders	$50,392	$34,232
PER SHARE DATA:
Basic earnings per share	$0.87	$0.60
Diluted earnings per share	$0.84	$0.59
Dividends declared per common share	$0.63	$0.63
Basic weighted average shares outstanding	57,870	57,534
Diluted weighted average shares outstanding	72,465	65,656

Mack-Cali Realty Corporation

Statements of Funds from Operations

(in thousands, except per share/unit amounts)(unaudited)

	Quarter Ended September 30,
	2003	2002
Net income available to common shareholders	$50,392	$34,232
Add: Minority interest in Operating Partnership	7,535	8,301
Minority interest in equity in earnings of unconsolidated joint ventures	424	264
Minority interest in gain on sale of investment in unconsolidated joint venture	2,748	—
Minority interest in income from discontinued operations	—	(31)
Real estate-related depreciation and amortization on continuing operations(1)	31,623	29,819
Real estate-related depreciation and amortization on discontinued operations	—	397
Deduct: Gain on sale of investment in unconsolidated joint venture	(23,140)	—
Realized (gains) losses and unrealized losses on disposition of rental property (net of minority interest), net	—	(401)
Funds from operations available to common shareholders(2)	$69,582	$72,581
Diluted weighted average shares/units outstanding(3)	72,465	71,887
Funds from operations per share/unit—diluted	$0.96	$1.01
Dividends declared per common share	$0.63	$0.63
Dividend payout ratio:
Funds from operations—diluted	65.61%	62.40%
Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$1,982	$1,771
Tenant improvements and leasing commissions	$12,887	$7,100
Straight-line rent adjustments(4)	$1,293	$2,112

(1)
Includes the Company's share from unconsolidated joint ventures of $2,272 and $1,125 for 2003 and 2002, respectively.

(2)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition, as published in October 1999. For further discussion, see "Information About FFO" in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (14,016 shares in 2003 and 14,069 shares in 2002), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

(4)
Includes the Company's share from unconsolidated joint ventures of $951 and $124 for 2003 and 2002, respectively.

Mack-Cali Realty Corporation

Statements of Funds from Operations Per Diluted Share

(Amounts are per diluted share, except share count in thousands)(unaudited)

	Quarter Ended September 30,
	2003	2002
Net income available to common shareholders	$0.84	$0.59
Add: Real estate-related depreciation and amortization on continuing operations(1)	0.44	0.41
Real estate-related depreciation and amortization on discontinued operations	—	0.01
Deduct: Gain on sale of investment in unconsolidated joint venture	(0.32)	—
Realized (gains) losses and unrealized losses on disposition of rental property (net of minority interest), net	—	(0.01)
Rounding adjustment	—	0.01
Funds from operations available to common shareholders(2)	$0.96	$1.01
Diluted weighted average shares/units outstanding(3)	72,465	71,887

(1)
Includes the Company's share from unconsolidated joint ventures of $0.03 and $0.02 for 2003 and 2002, respectively.

(2)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition, as published in October 1999. For further discussion, see "Information About FFO" in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (14,016 shares in 2003 and 14,069 shares in 2002), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts)(unaudited)

	Nine Months Ended September 30,
	2003	2002
Base rents	$380,209	$367,699
Escalations and recoveries from tenants	46,309	42,674
Parking and other	14,135	15,033
Total revenues	440,653	425,406
Real estate taxes	48,723	45,715
Utilities	32,095	29,350
Operating services	55,694	49,197
General and administrative	22,333	20,108
Depreciation and amortization	88,066	80,374
Interest expense	87,143	78,384
Interest income	(835)	(1,527)
Loss on early retirement of debt, net	2,372	—
Total expenses	335,591	301,601
Income from continuing operations before minority interest and equity in earnings	105,062	123,805
Minority interest in Operating Partnership	(22,762)	(25,347)
Equity in earnings of unconsolidated joint ventures (net of minority interest), net	11,250	9,030
Gain on sale of investment in unconsolidated joint venture (net of minority interest)	20,392	—
Income from continuing operations	113,942	107,488
Discontinued operations (net of minority interest):
Income from discontinued operations	26	22
Realized gain on disposition of rental property	1,165	—
Total discontinued operations, net	1,191	22
Realized gains (losses) and unrealized losses on disposition of rental property (net of minority interest), net	—	2,376
Net income	115,133	109,886
Preferred stock dividends	(1,172)	—
Net income available to common shareholders	$113,961	$109,886
PER SHARE DATA:
Basic earnings per share	$1.98	$1.92
Diluted earnings per share	$1.96	$1.91
Dividends declared per common share	$1.89	$1.87
Basic weighted average shares outstanding	57,545	57,194
Diluted weighted average shares outstanding	71,943	71,764

Mack-Cali Realty Corporation

Statements of Funds from Operations

(in thousands, except per share/unit amounts)(unaudited)

	Nine Months Ended September 30,
	2003	2002
Net income available to common shareholders	$113,961	$109,886
Add: Minority interest in Operating Partnership	22,762	25,347
Minority interest in equity in earnings of unconsolidated joint ventures	1,524	1,244
Minority interest in gain on sale of investment in unconsolidated joint venture	2,748	—
Minority interest in income from discontinued operations	4	4
Real estate-related depreciation and amortization on continuing operations(1)	94,911	81,805
Real estate-related depreciation and amortization on discontinued operations	56	400
Deduct: Gain on sale of investment in unconsolidated joint venture	(23,140)	—
Discontinued operations—realized (gains) losses and unrealized losses (net of minority interest), net	(1,165)	—
Realized (gains) losses and unrealized losses on disposition of rental property (net of minority interest), net(2)	—	(1,659)
Equity in earnings from gain on sale	(2,427)	(3,506)
Funds from operations available to common shareholders(3)	$209,234	$213,521
Diluted weighted average shares/units outstanding(4)	71,943	71,764
Funds from operations per share/unit—diluted	$2.91	$2.98
Dividends declared per common share	$1.89	$1.87
Dividend payout ratio:
Funds from operations—diluted	64.99%	62.85%
Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$5,530	$4,036
Tenant improvements and leasing commissions	$32,033	$24,635
Straight-line rent adjustment(5)	$8,882	$5,035

(1)
Includes the Company's share from unconsolidated joint ventures of $7,344 and $2,078 for 2003 and 2002, respectively.

(2)
Net of gain on sale of land of $717 in 2002.

(3)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition, as published in October 1999. For further discussion, see "Information About FFO" in this release.

(4)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (14,027 shares in 2003 and 14,213 shares in 2002), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

(5)
Includes the Company's share from unconsolidated joint ventures of $2,903 and $(829) for 2003 and 2002, respectively.

Mack-Cali Realty Corporation

Statements of Funds from Operations Per Diluted Share

(Amounts are per diluted share, except share count in thousands)(unaudited)

	Nine Months Ended September 30,
	2003	2002
Net income available to common shareholders	$1.96	$1.91
Add: Real estate-related depreciation and amortization on continuing operations(1)	1.32	1.14
Real estate-related depreciation and amortization on discontinued operations	—	0.01
Deduct: Gain on sale of investment in unconsolidated joint venture	(0.32)	—
Discontinued operations—realized (gains) losses and unrealized losses (net of minority interest), net	(0.02)	—
Realized (gains) losses and unrealized losses on disposition of rental property (net of minority interest), net(2)	—	(0.02)
Equity in earnings from gain on sale	(0.03)	(0.05)
Rounding adjustment	—	(0.01)
Funds from operations available to common shareholders(3)	$2.91	$2.98
Diluted weighted average shares/units outstanding(4)	71,943	71,764

(1)
Includes the Company's share from unconsolidated joint ventures of $0.10 and $0.03 for 2003 and 2002, respectively.

(2)
Net of gain on sale of land of $0.01 in 2002.

(3)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition, as published in October 1999. For further discussion, see "Information About FFO" in this release.

(4)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (14,027 shares in 2003 and 14,213 shares in 2002), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation

Consolidated Balance Sheets

(in thousands, except share amounts)

	September 30, 2003	December 31, 2002
	(unaudited)
ASSETS:
Rental property
Land and leasehold interests	$551,280	$544,176
Buildings and improvements	3,194,772	3,141,003
Tenant improvements	188,102	164,945
Furniture, fixtures and equipment	7,660	7,533
	3,941,814	3,857,657
Less-accumulated deprec. & amort.	(520,423)	(445,569)
Net investment in rental property	3,421,391	3,412,088
Cash and cash equivalents	35,294	1,167
Investments in unconsolidated joint ventures, net	46,356	176,797
Unbilled rents receivable, net	70,599	64,759
Deferred charges and other assets, net	125,127	127,551
Restricted cash	7,780	7,777
Accounts receivable, net	4,968	6,290
Total assets	$3,711,515	$3,796,429
LIABILITIES AND STOCKHOLDERS' EQUITY:
Senior unsecured notes	$1,127,580	$1,097,346
Revolving credit facilities	—	73,000
Mortgages and loans payable	503,350	582,026
Dividends and distributions payable	46,034	45,067
Accounts payable and accrued expenses	48,147	50,774
Rents received in advance and security deposits	41,197	39,038
Accrued interest payable	10,707	24,948
Total liabilities	1,777,015	1,912,199
Minority interest in Operating Partnership	429,791	430,036
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000 and no shares outstanding, at liquidation preference	25,000	—
Common stock, $0.01 par value, 190,000,000 shares authorized, 58,182,631 and 57,318,478 shares outstanding	582	573
Additional paid-in capital	1,552,710	1,525,479
Dividends in excess of net earnings	(64,589)	(68,966)
Unamortized stock compensation	(8,994)	(2,892)
Total stockholders' equity	1,504,709	1,454,194
Total liabilities and stockholders' equity	$3,711,515	$3,796,429

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  Exhibit 99.2
Mack-Cali Realty Corporation Consolidated Statements of Operations (in thousands, except per share amounts)(unaudited)
Mack-Cali Realty Corporation Statements of Funds from Operations (in thousands, except per share/unit amounts)(unaudited)
Mack-Cali Realty Corporation Statements of Funds from Operations Per Diluted Share (Amounts are per diluted share, except share count in thousands)(unaudited)
Mack-Cali Realty Corporation Consolidated Statements of Operations (in thousands, except per share amounts)(unaudited)
Mack-Cali Realty Corporation Statements of Funds from Operations (in thousands, except per share/unit amounts)(unaudited)
Mack-Cali Realty Corporation Statements of Funds from Operations Per Diluted Share (Amounts are per diluted share, except share count in thousands)(unaudited)
Mack-Cali Realty Corporation Consolidated Balance Sheets (in thousands, except share amounts)